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EXHIBIT (e)(1)(i)


                                                     As Revised January 29, 2007


                                     FORM OF

                                     REVISED
                                   SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                             DATED NOVEMBER 1, 2005
                               BETWEEN BB&T FUNDS
                        AND BB&T FUNDS DISTRIBUTOR, INC.

                                      FUNDS

BB&T LARGE CAP FUND
BB&T MID CAP VALUE FUND
BB&T MID CAP GROWTH FUND
BB&T SMALL CAP FUND
BB&T SPECIAL OPPORTUNITIES EQUITY FUND
BB&T EQUITY INCOME FUND
BB&T SHORT U.S. GOVERNMENT FUND
BB&T INTERMEDIATE U.S. GOVERNMENT FUND
BB&T TOTAL RETURN BOND FUND
BB&T INTERNATIONAL EQUITY FUND
BB&T KENTUCKY INTERMEDIATE TAX-FREE FUND
BB&T MARYLAND INTERMEDIATE TAX-FREE FUND
BB&T NORTH CAROLINA INTERMEDIATE TAX-FREE FUND
BB&T SOUTH CAROLINA INTERMEDIATE TAX-FREE FUND
BB&T VIRGINIA INTERMEDIATE TAX-FREE FUND
BB&T WEST VIRGINIA INTERMEDIATE TAX-FREE FUND
BB&T PRIME MONEY MARKET FUND
BB&T U.S. TREASURY MONEY MARKET FUND
BB&T CAPITAL MANAGER CONSERVATIVE GROWTH FUND
BB&T CAPITAL MANAGER MODERATE GROWTH FUND
BB&T CAPITAL MANAGER GROWTH FUND
BB&T CAPITAL MANAGER EQUITY FUND
BB&T EQUITY INDEX FUND
BB&T NATIONAL TAX-FREE MONEY MARKET FUND

BB&T Funds                              BB&T Funds Distributor, Inc.


By:                                     By:
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Title:                                  Title:
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